EXHIBIT 32

In connection with the annual report of EFL Overseas, Inc., (the “Company”) on Form 10-K/A for the years ended Augsut 31, 2012 as filed with the Securities Exchange Commission on the date hereof (the “Report”), We, Keith Macdonald, Principal Executive Officer and Robert Wesolek, Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

EFL OVERSEAS, INC.

Date: October 17, 2013	By:	/s/ Keith Macdonald
Keith Macdonald,
Principal Executive Officer

Date: October 17, 2013	By:	/s/ Robert Wesolek
Robert Wesolek,
Principal Financial Officer